EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Sandata, Inc.


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related prospectus of Sandata, Inc. and to the incorporation by reference therein of our report dated August 16, 1996 with respect to the consolidated financial statements included in its Annual Report on Form 10-KSB for the year ended May 31, 1996, as amended, filed with the Securities and Exchange Commission.


                                                     /s/ MARCUM & KLIEGMAN, LLP

                                                     MARCUM & KLIEGMAN, LLP
Woodbury, New York
July 14, 1997






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